                                  EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-38668) and related Prospectus of Neurobiological Technologies, Inc. for the registration of 9,239,580 shares of its common stock and to the incorporation by reference therein of our report dated August 18, 2000, with respect to the financial statements of Neurobiological Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP

Palo Alto, California
October 12, 2000